UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2010

FTI CONSULTING, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-14875	52-1261113
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 South Flagler Drive, Suite 1500 West Tower, West Palm Beach, Florida	33401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 515-1900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On September 14, 2010, FTI Consulting, Inc. (“FTI”) issued a press release announcing that it has commenced a cash tender offer for any and all of its outstanding 7 5/8% Senior Notes due 2013 (the “2013 Notes”) and a concurrent consent solicitation for proposed amendments to the indenture, dated as of August 2, 2005, among FTI, the guarantors party thereto and Wilmington Trust Company, as trustee, under which the 2013 Notes were issued.

In addition, on September 14, 2010, FTI issued a separate press release announcing that it intends, subject to market and other conditions, to offer $350 million aggregate principal amount of senior notes due 2020 (the “Notes”) in a private offering that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Notes may not be offered or sold without registration unless pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. This report shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Notes in any state or foreign jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or foreign jurisdiction. Copies of the press releases are filed herewith as Exhibits 99.1 and 99.2 and are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of FTI Consulting, Inc. dated September 14, 2010, announcing Tender Offer for 2013 Notes

99.2	Press Release of FTI Consulting, Inc. dated September 14, 2010, announcing 144A 2020 Note Offering

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FTI CONSULTING, INC.

By:	/S/ ERIC B. MILLER
	Name:	Eric B. Miller
	Title:	Executive Vice President, General Counsel and Chief Ethics Officer

Date: September 14, 2010

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of FTI Consulting, Inc. dated September 14, 2010, announcing Tender Offer for 2013 Notes

99.2	Press Release of FTI Consulting, Inc. dated September 14, 2010, announcing 144A 2020 Note Offering